                                 EXHIBIT 10.18


                             CONSULTING AGREEMENT
                             --------------------

     THIS CONSULTING AGREEMENT is dated October 31, 1997 and is effective as of May 19, 1997 between AmeriSource Corporation, a Delaware corporation (the "Company") and John F. McNamara ("Mr. McNamara") (hereinafter, as amended or modified and in effect called the Agreement").

                                  BACKGROUND
                                  ----------

     Mr. McNamara has been Chairman, President and Chief Executive Officer of the Company since November 1988. On May 19, 1997, Mr. McNamara retired from all of his positions with the Company and its affiliates, other than his position as a director on the board of the Company and the board of AmeriSource Health Corporation ("AmeriSource Health"). The Company has requested that Mr. McNamara make himself available for consulting work for the Company and, subject to the terms and conditions of this Agreement, Mr. McNamara has agreed to do so.
Mr. McNamara and the Company also wish to set forth their understandings regarding all of Mr. McNamara's other arrangements with the Company.

                                     TERMS
                                     -----

     INTENDING TO BE LEGALLY BOUND HEREBY, the parties agree as follows:

     1.   ENGAGEMENT. The Company hereby engages Mr. McNamara as a consultant
          ----------
and Mr. McNamara agrees to accept such engagement pursuant to the terms of this Agreement. Mr. McNamara will perform such services in the capacity of Consultant of the Company as may be assigned to him by the Board of Directors. Mr. McNamara will devote such of his business skill, time and effort to his consulting hereunder as shall be reasonably necessary to discharge his obligations hereunder; provided, however, that Mr. McNamara shall not be required to devote
           --------  -------
more than sixteen (16) hours per month in any single calendar month to the performance of services hereunder. Mr. McNamara shall perform such services at a location mutually acceptable to the Company and Mr. McNamara. The Company will not provide Mr. McNamara office space to provide the contemplated consulting services.

     2.   TERM. Mr. McNamara shall perform the services required hereunder
          ----
beginning May 19, 1997 and continuing until June 1, 2000 (the "Consulting Term"), unless this Agreement is terminated earlier due to death or disability or as provided in Section 6 hereof.

          3.   COMPENSATION.
               ------------

               3.1 For his consulting services hereunder during the Consulting Term, Mr. McNamara shall receive the benefits payable under Section 4 hereof.

               3.2 In recognition of past services to the Company, and conditioned upon Mr. McNamara's complete compliance with the terms of this Agreement and Mr. McNamara's confirmation in writing on October 15, 1997 to the Company that this Agreement is in full force and effect, the Company shall pay to Mr. McNamara $2,500,000 on October 15, 1997. This payment shall be made notwithstanding the death or disability of Mr. McNamara prior to or subsequent to October 15, 1997.

               3.3 As an inducement to, and as consideration for, Mr. McNamara's obligations set forth in Sections 11 and 12 hereof, and conditioned upon Mr. McNamara's complete compliance with the terms of this Agreement, the Company agrees to pay Mr. McNamara (or his estate, heirs, or personal representative) $500,000 per year, payable every two weeks in arrears, for the period beginning May 17, 1997 and ending May 18, 2000. These payments shall continue notwithstanding the death or disability of Mr. McNamara prior to May 18, 2000.

          4.   BENEFITS.
               --------

               4.1 Mr. McNamara and, as applicable, Mr. McNamara's family, shall be entitled to participate during the Consulting Term in the Company's medical plan listed on Exhibit 1 hereto (as such plans may be amended, modified or replaced during the term of this Agreement for the most senior executives of the Company) in accordance with (S)4980B ("COBRA") of the Internal Revenue Code of 1986. The premiums for such coverage shall be paid for by the Company. In addition, during the Consulting Term the Company shall provide to Mr. McNamara and, as applicable, Mr. McNamara's family, (a) coverage under the Company's life insurance and disability plans listed on Exhibit 1, as such plans may be amended, modified or replaced during the term if this Agreement for the most senior executives of the Company, or (b) equivalent coverage.

               4.2 For the term of this Agreement, the Company (a) agrees to provide to Mr. McNamara split dollar insurance coverage with a death benefit of approximately $1,000,000 pursuant to the Flexible Premium Adjustable Life Policy, no. 1A2300590-0 previously entered into by the Company, and (b) agrees to pay annual premiums of up to $40,000 per year pursuant to such contract.

          5.   TERMINATION. The Company may terminate this Agreement and the
               -----------
Consulting Term upon the occurrence of any of the following events:

               5.1  The death of Mr. McNamara;

               5.2  The disability of Mr. McNamara;

               5.3 The Company, by a vote of a majority of the directors of the Company, determines in its sole discretion that after the date hereof Mr. McNamara has or is (i) violating any terms or provisions of this Agreement; and/or (ii) holding himself out in any manner as a representative or agent of the Company, its parents, subsidiaries, divisions, affiliates and/or their officers, directors, shareholders, employees or agents (other than as a director and as a consultant); and/or (iii) making any statements or committing any acts that are in any way injurious or detrimental to the Company, its parent, subsidiaries, divisions, affiliates and/or their officers, directors, significant shareholders, employees, agents, suppliers or customers;

               5.4 Mr. McNamara having committed fraud, misappropriation or embezzlement against the Company; or

               5.5  Mr. McNamara's having committed any felony.

          For purposes of this Agreement, "Disability" shall mean that Mr. McNamara suffers from an illness or other physical or mental impairment which, in the judgment of the Company, prevents Mr. McNamara from performing his duties hereunder for a period of one hundred eighty (180) consecutive days.

          6.   EFFECT OF TERMINATION.
               ---------------------

               6.1 Upon termination by the Company of this Agreement, (i) the Company's obligations under this Agreement shall terminate, except (A) continuation of the benefits under Section 4 hereof to the date of termination and payment of approved expenses to the date of termination, (B) for the provisions of Section 9, (C), in the case of a termination pursuant to Sections 5.1, for the provisions of Sections 3.2 and 3.3. (D) in the case of a termination pursuant to Section 5.2, for the provisions of Sections 3.2, 3.3 and
4.1 and (E) all unexercised options under the Stock Option Plans shall terminate and be forfeit, and (ii) Mr.McNamara's obligations under Section 1 of this Agreement shall terminate. Mr. McNamara's other obligations under this Agreement shall not terminate but shall continue to be in full force and effect in accordance with the terms of this Agreement.

               6.2 Upon the termination to Mr. McNamara's services with the Company for any reason Mr. McNamara shall promptly deliver to the Company all correspondence, notes, notebooks, reports, programs, proposals, price lists, customers lists and any documents concerning the Company's customers or its business and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

          7.   STOCK OPTIONS. Exhibit 2 hereto lists the stock options granted
               -------------
to Mr. McNamara under the AmeriSource Health's 1995 Stock Option Plan and the AmeriSource Health's 1996 Stock Option Plan (collectively, the "Stock Option Plans"). Mr. McNamara acknowledges that the stock options listed as "unvested" on Exhibit 2 have terminated and are of no further force and effect.

          8.   EXPENSES. In the event Mr. McNamara is requested by the Company
               --------
to travel on the Company's behalf and Mr. McNamara agrees to such travel, the Company will reimburse Mr. McNamara for reasonable expenses incurred in such travel, including travel costs, hotel expenses and meal expenses. Mr. McNamara shall not be reimbursed for any other expenses incurred for performing work under this Agreement, other than telephone, postage, copying and overnight courier charges, unless such expenses have been authorized in writing by the Company. The Company shall pay reimbursable expenses monthly upon receipt of a satisfactory bill and travel expense report, with appropriate receipts, in accordance with the Company's policies and procedures.

          9.   CONFIRMATION OF EXISTING PLANS. The Company confirms to Mr.
               ------------------------------
McNamara that it will fulfill its obligations to Mr. McNamara under the AmeriSource Corporation Participating Companies Pension Plan (the "Pension Plan"), the Company's Supplemental Retirement Plan (the "SERP"), the Company's 401(k) Employee Investment Plan and the Company's Deferred Compensation Plan in accordance with the provisions of those plans and applicable law. The Company agrees to amend the SERP to increase the payments that Mr. McNamara would otherwise be entitled to under the SERP (i) to give Mr. McNamara service credit under the SERP as if he had continued as an employee until October 15, 1997, and
(ii) to reflect the increase in payments he otherwise would have received under the Pension Plan as if he had continued as an employee until October 15, 1997.

          10.  CONFIDENTIAL INFORMATION.
               ------------------------

               10.1 Mr.McNamara acknowledges that by reason of his past employment and future consulting services with the Company he has and will hereafter, from time to time during the Consulting Term, become exposed to and/or become knowledgeable about proposals, business plans, practices, systems, programs, processes, methods, techniques, research, records, supplier sources, customer lists, prices, profits and volume of sales, prospective customers and other forms of business information which are kept secret and confidential by the Company (the "Confidential Information"). Confidential Information shall not include any information generally known to the public from a source other than Mr. McNamara. Mr. McNamara recognizes and acknowledges that: (i) the Confidential Information is the property of the Company; (ii) the use, misappropriation or disclosure of the Confidential Information would cause irreparable injury to the Company; and (iii) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Mr. McNamara not disclose the Confidential Information to others or use the Confidential Information to Mr. McNamara's own advantage or the advantage of others.

               10.2 Mr. McNamara agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, disclose or make available to anyone for use outside the Company at any time, either during the Consulting Term with the Company or subsequent to the termination of his services with the Company for any reason, any of the Confidential Information, whether or not developed by Mr. McNamara, except (i) as required in the performance of Mr. McNamara's duties to the Company and then, only to the extent previously approved in writing by the Company or (ii) to the extent required by law or a court order (and then only after giving the Company prompt notice and cooperating with the Company in its efforts to obtain a protective order).

          11.  COMPETITION: SOLICITATION. In consideration of the mutual terms
               -------------------------
and agreements set forth in this Agreement, Mr. McNamara hereby agrees that (a) during the Consulting Term, (b) while Mr. McNamara is receiving any payments or benefits from the Company, and (c) for a period of one year after the expiration or termination of Mr. McNamara's Consulting Term, he will not, unless authorized in writing to do so by the Company, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected in any substantial manner with any business which directly or indirectly competes to a material extent with any line of business of the Company or its subsidiaries; provided, that nothing in this
                                             --------
paragraph shall prohibit Mr. McNamara from acquiring up to 2% of any class of outstanding equity securities of any corporation whose equity securities are regularly traded on a national securities exchange or in the "over-the-counter market." Mr. McNamara agrees that for a period ending one year after Mr. McNamara's Consulting Term is terminated or expires hereunder, Mr. McNamara will not (i) recruit any employee of the Company or solicit or induce, or attempt to solicit or induce, any employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company, or (ii) solicit, divert or take away, or attempt to solicit, divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company.

          12.  ADDITIONAL CONVENANTS BY MR. MCNAMARA.
               -------------------------------------

               12.1 During the Consulting Term and thereafter, Mr. McNamara will not make any statements or commit any acts that are in any way injurious or detrimental to the Company or any of its affiliates, employees, directors, significant shareholders' images, businesses, operations, employees or relations with employees, suppliers or customers.

               12.2 Mr. McNamara shall comply with all securities laws relating to his ownership of shares of Class A Common Stock and his ownership of options to acquire Class A Common Stock of AmeriSource Health, including any prohibitions related to trading while in the possession of inside information and shall comply with the policies and procedures of AmeriSource Health related to the trading of securities that apply to the most senior executives of the Company that were provided to him prior to May 19, 1997 or have been sent to him in the manner set forth in Section 17.2 hereof.

               12.3 Mr. McNamara shall continue to comply with the terms and conditions of the Confidentiality Agreement executed by him on November 18, 1996 attached as Exhibit 4 hereto.

               12.4 Capitalized terms used in this Section 12 that are not otherwise defined in this Agreement are defined in Exhibit 3 hereto. During the period from the date hereof through June 1, 2000, Mr. McNamara agrees that he will not, and will cause each of his Affiliates not to, directly or indirectly, individually or as part of a "partnership," "limited partnership,"
"syndicate" or other "group" (as those terms are defined in Section 13(d)(3) of the Exchange Act as in effect on the date hereof), or otherwise acting in concert with others, unless in any such case specifically invited in writing to do so by the Board of Directors of the Company as specifically expressed in a resolution adopted by a majority of the directors of the Company:

                    (1) other than pursuant to the exercise of stock options, acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, gift or otherwise (any such act, to "acquire"), beneficial ownership of any additional Voting Securities or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities, except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction made available to holders of any Voting Securities generally;

                    (2) make, or in any way participate in any "solicitation" of "proxies" to vote (as such terms are defined or used in Regulation 14A under the Exchange Act as in effect on the date hereof), solicit any consent or communicate with or seek to advise, encourage or influence any person (other than members of his immediate family or trusts solely for the benefit of immediate family members) or entity (whether or not relating to the election or removal of directors) with respect to the voting of any Voting Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act as in effect on the date hereof) with respect to AmeriSource Health or the Company, or execute any written consent in lieu of a meeting of holders of Voting Securities or any class thereof;

                    (3) form, join, participate in or encourage the formation of, any "person" or "group" within the meaning of Section 13(d)(3) of the Exchange Act, as in effect as of the date hereof, with respect to any Voting Securities;

                    (4) deposit any Voting Securities into a voting trust or subject any such Voting Securities to a voting agreement or any other arrangement or agreement with respect to the voting thereof;

                    (5) initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to AmeriSource Health or the Company whether made pursuant to Rule 14a-8 under the Exchange Act (or any successor rule) or otherwise, or induce or attempt to induce any other person to initiate any such shareholder proposal;

                    (6) petition or request the Board of Directors of Amerisource Health or the Company to amend the Articles of

Incorporation or Bylaws of AmeriSource Health or the Company, or induce or attempt to induce any other person to initiate any such petition or request;

                    (7) call or seek to have called any meeting of the shareholders of the Company;

                    (8) otherwise act, alone or in concert with others, or solicit, propose, seek to effect, encourage or negotiate with or provide any information to any other person with respect to, or make any statement regarding, any form of business combination transaction (including without limitation any merger, tender offer, exchange offer or other Takeover Proposal) with the Company or any Affiliate thereof, or any restructuring, recapitalization, liquidation or similar transaction with respect to the Company or any Affiliate thereof, or solicit, make or propose or encourage or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any Voting Securities or disclose an intent purpose, plan or proposal with respect to the Company or any Voting Securities inconsistent with the provisions of this Agreement, including an intent, purpose, plan or proposal that is conditioned on or would require the Company to waive the benefit of or amend any provision of this Agreement, or assist, participate in, facilitate, instigate, encourage or solicit any effort or attempt by any person to do or seek to do any of the actions specified in this
Section 12.4;

                    (9) enter into any transaction, agreement, arrangement or understanding that, as a result of the consummation of such transaction or the fulfillment of such agreement, arrangement or understanding, would substantially diminish or otherwise eliminate the benefits intended to be afforded by this Agreement (other than Mr. McNamara accepting full-time employment not prohibited by Section 11 of this Agreement);

                    (10) disclose any intention, plan or arrangement inconsistent with the provisions of this Section 12.4; or

                    (11) instigate, solicit, facilitate or encourage any effort or attempt by, or render advice to make any recommendation or proposal to, any third party to do or seek to do any of the actions specified in this Section 12.4.

               12.5 If at any time during the term of this Agreement, Mr. McNamara or any of his Affiliates are approached by any party concerning a Takeover Proposal or any other business combination transaction involving the Company, its assets, businesses or securities, Mr. McNamara will promptly inform the Company of the nature of such contact, the parties involved and any other information concerning such transaction which the Company may reasonably request.

          13.  GENERAL RELEASE.
               ---------------

               13.1 In consideration of the mutual benefits contained in this Agreement and intending to be legally bound, Mr. McNamara hereby releases and discharges the Company, and each of its affiliates, parents, subsidiaries, successors, and predecessors, and all of their employees, agents, representatives, shareholders, officers and directors (hereinafter collectively referred to as, the "Company Released Parties") from any and all claims and/or causes of action, known or unknown, asserted or unasserted, that he may have or could claim to have against any of the Company Released Parties up to and including the date of this Agreement, including, but not limited to, all claims arising from or during Mr. McNamara's past employment (including, but not limit to, any and all claims with respect to compensation, benefits, right to continued employment or other terms of employment), or as a result of all claims arising under federal, state or local laws prohibiting employment discrimination based upon age, race, sex, religion, handicap, national origin or any other protected characteristic, including, but not limited to, any and all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, and/or claims growing out of any legal restrictions, expressed or implied, on any Company Released Party's right to control or terminate the employment of its employees.

               13.2 By initialing the space provided immediately below, Mr. McNamara acknowledges that he has carefully read and fully understands the provisions of this Section 13 -"GENERAL RELEASE". Mr. McNamara further acknowledges that he is agreeing to this general release knowingly and voluntarily and without duress, coercion or undue influence. Mr. McNamara further agrees that should he file a lawsuit in court or commence any similar legal proceeding that is found to be barred in whole or part by this general release, he will be in breach of this Agreement and he will pay the legal fees incurred by or on behalf of the applicable Released Party in defending those claims found to be barred.

                                        Agreed and Initialed:

                                        /s/ John F. McNamara
                                        --------------------
                                        John F. McNamara

               13.3 In consideration of the mutual benefits contained in this Agreement and intending to be legally bound, the

Company hereby releases and discharges Mr. McNamara, his successors and representatives (hereinafter collectively referred to as, the "McNamara Released Parties") from any and all claims and/or causes of action, known or unknown, asserted or unasserted, that it may have or could claim to have against any of the McNamara Released Parties up to and including the date of this Agreement, including but not limited to, all claims arising from or during Mr. McNamara's past employment.

          14.  EQUITABLE RELIEF. The Company and Mr. McNamara confirm that the
               ----------------
restrictions contained in Sections 10, 11, 12 and 13 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company and that any violation of any provision of Sections 10, 11, 12 or 13 will result in irreparable injury to the Company. Mr McNamara hereby agrees that, in the event of any breach or threatened breach of the terms or conditions of this Agreement by Mr. McNamara, the Company's remedies at law will be inadequate and, in any such event, the Company shall be entitled to commence an action for preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction.

          15.  ARBITRATION. Except with respect to actions for preliminary and
               -----------
permanent injunctive relief and other equitable relief under Section 14, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Philadelphia, Pennsylvania, unless another location shall be mutually agreed to by the parties at the time of the arbitration. In any dispute between the parties as to which Mr. McNamara is sustained on the claim(s) by or against him, the Company shall pay all legal fees incurred by Mr. McNamara in connection with the dispute over such claim(s). If more than one claim is involved in any dispute and if Mr. McNamara is sustained as to one or more of such claims, but not as to all of such claims there shall be a reasonable allocation of applicable legal expenses. The Company will reimburse Mr. McNamara for those legal expenses determined by the arbitrator(s) or by the consent of the parties to be allocable to the claim or claims as to which Mr. McNamara is upheld.

          16.  INDEPENDENT CONTRACTOR. Mr.McNamara shall be an independent
               ----------------------
contractor and not an employee of the Company. Nothing contained herein shall serve to constitute a relationship of partnership or joint venture between the parties. Mr. McNamara shall not be an agent of the Company and shall have no power to bind or to otherwise obligate the Company in any manner whatsoever nor shall Mr. McNamara be authorized to enter into agreements or any other contractual relationships on behalf of the Company, without the express prior written consent of the Board of Directors of the Company and Mr. McNamara shall not hold himself out as having any such authority.

     17.  ADDITIONAL PROVISIONS.
          ---------------------

          17.1 Mr. McNamara's undertakings hereunder will be binding regardless of (i) the duration of the Consulting Term with the Company; or (ii) the reasons for or manner of termination of this Agreement. Mr. McNamara's rights under this Agreement shall not, in any voluntary or involuntary manner (other than the laws of descent and distribution), be assignable and may not be pledged or hypothecated.

          17.2 All notices hereunder shall be given in writing by personal delivery by telecopy or by overnight mail addressed to the Company at its principal place of business and to Mr. McNamara at his residence address as then listed in the Company's records.

          17.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Mr. McNamara and the Company further irrevocably consent to the exclusive jurisdiction of any Pennsylvania state court located in Chester County, Pennsylvania or Federal court located in the Eastern District of Pennsylvania over any suit, action or proceeding arising out of or relating to this Agreement and hereby waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to such jurisdiction or to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum.

          17.4 The waiver by the Company of a breach of any provision of this Agreement by Mr. McNamara shall not operate or be construed as a waiver of any other or subsequent breach by Mr. McNamara of such or any other provision. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from the time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

          17.5 If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

               17.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

               17.7 This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by both Mr. McNamara and the Company.

          18.  REVOCATION RIGHTS. MR. MCNAMARA ACKNOWLEDGES THAT THIS IS A VERY
               -----------------
IMPORTANT DOCUMENT AND THAT HE SHOULD CAREFULLY REVIEW AND UNDERSTAND THE TERMS AND EFFECT OF THIS AGREEMENT BEFORE SIGNING IT. MR. MCNAMARA FURTHER ACKNOWLEDGES THAT BY SIGNING THIS AGREEMENT HE IS AGREEING, AMONG OTHER THINGS, TO COMPLETELY RELEASE THE RELEASED PARTIES FROM ALL LIABILITY TO HIM OTHER THAN THE COMPANY'S OBLIGATIONS SET FORTH IN THIS AGREEMENT AND THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. MR. MCNAMARA SHALL HAVE 21 DAYS FROM THE DATE OF ITS DISTRIBUTION TO CONSIDER THIS AGREEMENT. IF MR. MCNAMARA HAS NOT DELIVERED A SIGNED COPY OF THIS AGREEMENT TO COMPANY BY THAT TIME, COMPANY WILL ASSUME THAT HE HAS ELECTED NOT TO SIGN THIS AGREEMENT. IF MR. MCNAMARA CHOOSES TO SIGN THIS AGREEMENT, HE WILL HAVE AN ADDITIONAL SEVEN (7) DAYS FOLLOWING THE DATE OF HIS SIGNATURE TO REVOKE THIS AGREEMENT. NEITHER THIS AGREEMENT NOR ANY PROVISION HEREOF, INCLUDING, BUT NOT LIMITED TO, COMPANY'S OBLIGATIONS TO MAKE ANY PAYMENTS TO MR. MCNAMARA, SHALL BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED AND UPON THE EXPIRATION OF SUCH SEVEN-DAY PERIOD, COMPANY SHALL PAY ALL AMOUNTS RETROACTIVELY DUE TO MR. MCNAMARA FROM THE DATE FIRST WRITTEN ABOVE.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             AMERISOURCE CORPORATION

                                             By:[SIGNATURE ILLEGIBLE]
                                                --------------------------
                                                  Title:

                                             /s/ John F. McNamara
                                             -----------------------------
                                             John F. McNamara 10/13/97

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             AMERISOURCE CORPORATION

                                             By:[SIGNATURE ILLEGIBLE]
                                                --------------------------
                                                  Title:

                                             _____________________________
                                             John F. McNamara

                                   Exhibit 1
                                   ---------

1. AmeriSource Corporation Managed Medical Plan (CIGNA HealthCare, Claims Administrator

2. AmeriSource Corporation Group Long Term Disability Plan (Liberty Life Assurance Company of Boston)

3. AmeriSource Corporation Group Life Insurance (Liberty Life Assurance Company of Boston)

                                   Exhibit 2
                                   ---------


Date       Exercise  Plan        Shares    Vested     Unvested
                     ----                  ------     --------
Granted    Price                 Granted
-------    -----                 -------
4/03/95    $21.00   1995 Stock   100,000   50,000     50,000
                    Option Plan

3/01/96    $28.00   1995 Stock   40,000    10,000     30,000
                    Option Plan

11/12/96   $48.625  1996 Stock   40,000    -0-        40,000
                    Option Plan

                                   Exhibit 3
                                   ---------

          DEFINITIONS.   For purposes of Section 12 of this Agreement, the
          -----------
following terms shall have the following meanings:

                    (1)  Affiliate.  An "Affiliate" of a Person shall have the
                         ---------
meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof and, in addition, shall include "Associates" (as defined in Rule 12b-2 of the Exchange Act as in effect on the date hereof) of such Person and its Affiliates.

                    (2)  Beneficial Owner.  A Person shall be deemed to
                         ----------------
"beneficially own," or to have "beneficial ownership" of, any Voting Securities in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof and, in addition, such terms shall include securities which such Person has the right to acquire (irrespective of whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                    (3)  Exchange Act.  "Exchange Act" shall mean the Securities
                         ------------
Exchange Act of 1934, as amended.

                    (4)  Person.  "Person" shall mean any individual, group (as
                         ------
such term is defined in Section 13(d)(3) of the Exchange Act as in effect on the date hereof), corporation, partnership, firm, government or agency or political subdivision thereof, or other entity of whatever nature.

                    (5)  Takeover Proposal.  "Takeover Proposal" shall mean any
                         -----------------
solicited or unsolicited tender or exchange offer, proposal for a merger, share exchange or other business combination involving AmeriSource Health or the Company or any of its material subsidiaries or any proposal or offer to acquire in any manner 20% or more of the outstanding Common Stock or Voting Securities of the Company or AmeriSource Health, or a substantial equity interest in any of the Company's material subsidiaries or a substantial portion of the assets of AmeriSource Health, the Company or any of its material subsidiaries.

                    (6)  Voting Securities.  "Voting Securities" shall mean (x)
                         -----------------
any securities entitled, or which may be entitled, to vote generally in the election of directors of the Company or AmeriSource Health, (y) any securities convertible or exercisable into or exchangeable for such securities (whether or not the right to convert, exercise or exchange is subject to the passage of time or contingencies or both), or (z) any direct or indirect rights or options to acquire any such securities.

                                      -3-